Exhibit 99.1

TO BUSINESS AND ENERGY EDITORS:

Gulfport Energy Announces Successful East Hackberry Well

OKLAHOMA CITY, Jan. 29 /PRNewswire-FirstCall/ — Gulfport Energy Corporation (Nasdaq: GPOR) announced today a new field discovery at East Hackberry in southern Louisiana. The Hackberry 2007 No. 1 well is the second exploratory well drilled by the company in East Hackberry since acquiring and processing proprietary 3-D seismic on the field. The well reached a total measured depth of approximately 12,000 feet.

Based on the electric log analysis, the discovery well encountered a gross interval of 300 feet in the Upper Oligocene Marg How Sand. The zone has 155 feet of apparent net pay with average porosity of 26% at a depth of 10,850 feet. The well also encountered pay in the upper Camerina with approximately 18 feet of apparent net pay at approximately 11,700. The company was unable to log from 11,700 to 12,000 ft, however, there were indications of shows. The company intends to set pipe and if possible drill out beneath to explore the remainder of the Camerina.

Completion activities on this Hackberry 2007 No. 1 well and the Hackberry 2006 No. 1 well drilled previously will begin later in the first quarter of 2007. Production from the wells will be processed through the company’s new barge production facility, which is scheduled to be in service later in the first quarter of 2007.

Once the barge rig is released from the Hackberry 2007 No. 1 well, the rig will move and prepare to spud our third exploratory well in East Hackberry. In addition, the company plans on adding a land rig at East Hackberry to begin drilling its first onshore well in this field during the first quarter of 2007.

Because the Company’s drilling programs in its West Blanche Bay field have historically been focused on converting proved undeveloped reserves to proved producing reserves, this has not led to significant total net proved reserve growth year over year. However, we are hopeful that successful drilling activity at East Hackberry will have the potential to add to our reserve base.

Other

The Company updates its estimated 2006 total production to be in the range of 975,000 to 996,000 barrels of oil equivalent (“BOE”).

About Gulfport Energy

Gulfport Energy Corporation is an Oklahoma City based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast. Gulfport also has an interest in the producing Phu Horm gas field in Thailand. In addition, Gulfport recently acquired a 25 % interest in over 300,000 gross acres in the Alberta oil sands in Canada and is currently drilling core holes for further evaluation this winter.

Forward Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “ Exchange Act”). All statements, other than statements of historical facts, included in this news release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

SOURCE Gulfport Energy Corporation

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/CONTACT: John Kilgallon, Director, Investor Relations of Gulfport Energy,

+1-405-242-4474, jkilgallon@gulfportenergy.com/ /Web site: http://www.gulfportenergy.com /

(GPOR)